EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO:


               /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                -------------------------------------------
                         RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP